                                                                   EXHIBIT 10.40


                             AGREEMENT OF SUBLEASE

        This AGREEMENT OF SUBLEASE ("Sublease") is made as of December 13, 2000, by and between Advanced Medicine, Inc. (as successor in interest to IRL, Inc., Incara Pharmaceuticals Corporation, InterCardia, Inc. and Transcell Technologies, Inc.) ("Sublandlord") and 3 Dimensional Pharmaceuticals, Inc. ("Subtenant").

                                  BACKGROUND

        A. By Lease Agreement dated September 19, 1996 ("Original Lease"), Cedar Brook Corporate Center, L.P. ("Prime Landlord") leased to Subtenant's predecessor in interest certain premises consisting of approximately 32,500 rentable square feet of space ("Premises") in the building located at 8 Cedar Brook Drive, Cranbury, New Jersey 08512, which building constitutes a portion of the office/industrial park known as the Cedar Brook Corporate Center ("Building"), as more particularly described in the Prime Lease (defined herein), at the rental and upon the terms and conditions set forth in the Prime Lease.

        B. The Original Lease as amended by the Amendment to Lease, dated June 23, 1998 and the Second Amendment to Lease, dated December 15, 1998 as the same may from time to time be further amended and supplemented, are hereinafter referred to collectively as the "Prime Lease".

        C. Subject to and in accordance with the terms and conditions hereinafter set forth, Sublandlord desires to sublease to Subtenant, and Subtenant desires to sublease from Sublandlord, the Premises, as more particularly described on Exhibit B attached hereto and incorporated by
                          ---------
reference herein.

        Capitalized terms used in this Sublease and not otherwise defined in this Sublease shall have the meanings established in the Prime Lease.

        NOW, THEREFORE, in consideration of the covenants herein contained, the parties hereto, intending to be legally bound hereby, do covenant and agree as follows:

        1.   Sublandlord's Representations. Sublandlord represents, to the best
             -----------------------------
of Sublandlord's actual knowledge, to Subtenant that: (a) Exhibit A constitutes
                                                          ---------
a true, correct and complete copy of the Prime Lease, and comprises the entire understanding and agreement of Prime Landlord and Sublandlord with respect to the Premises, (b) the Prime Lease is in full force and effect in accordance with its terms, and (c) neither Prime Landlord nor Sublandlord is in default under the Prime Lease, and there exists no state of facts and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default by either Prime Landlord or Sublandlord under the Prime Lease. Sublandlord agrees that it will not amend or modify the Prime Lease without the prior written consent of Subtenant, which consent shall not be unreasonably withheld or delayed (so long as the amendment or modification does not materially diminish the rights and privileges of

Subtenant under this Sublease or impose materially greater duties and obligations on Subtenant under this Sublease) or agree to a termination of the Prime Lease unless, in connection therewith, Prime Landlord accepts this Sublease as a direct lease between Prime Landlord and Subtenant.

        2.   Subtenant's Representations. Subtenant shall observe and perform
             ---------------------------
when due all covenants, agreements and obligations of the "Tenant" under the Prime Lease as the same shall apply to the Premises, except as expressly provided in Section 3 hereof. Subtenant's failure to perform "Tenant's" obligations under the Prime Lease with respect to the Premises shall be a breach of this Sublease and Sublandlord shall have all the rights against Subtenant as would be available to Prime Landlord under the Prime Lease if such breach were by "Tenant" thereunder. In the event of a default by Sublandlord under the Prime Lease which results in the termination thereof, Subtenant shall, at the option of Prime Landlord attorn to and recognize Prime Landlord as landlord hereunder and shall, promptly upon Prime Landlord's request, execute and deliver all instruments necessary or appropriate to confirm such attornment and recognition.

        3.   Incorporation of Prime Lease; Conflicting Terms.
             -----------------------------------------------

             3.01 This Sublease is made subject to and subordinate to all of the terms and conditions of the Prime Lease and is conditioned upon the written approval of Prime Landlord. Insofar as the Prime Lease relates to the Premises, and except as expressly set forth below, each and every provision of the Prime Lease shall be deemed incorporated herein and made a part of this Sublease. Except as expressly set forth herein, (i) each reference in such incorporated Sections of the Prime Lease to "Lease" shall be deemed a reference to "Sublease"; (ii) each reference to the "Premises" shall be deemed a reference to the subleased "Premises"; (iii) each reference to "Landlord" and "Tenant" shall be deemed a reference to "Sublandlord" and "Subtenant", respectively, except as expressly set forth below.

             3.02 The following provisions of the Prime Lease hereby are excluded from this Sublease: Sections 1.2, 1.3, 1.4, 1.5, 2, 3, 4.1, 4.2, 4.3,
the last sentence of the first paragraph of Section 8.5(b), the last paragraph of Section 8.5(b), the second sentence in Section 10.1, subsection (iv) in the last sentence of Section 10.1, the last sentence of Section 24.2, Sections 36, 38, 39, 41, 42, 43, Schedule B, Schedule D, Schedule E, the Amendment to Lease and the Second Amendment to Lease. References to "Landlord" in Sections 7.1(b), 7.2, 7.3, the third sentence of Section 7.4, Sections 8.2, 8.5(b), 8.5(c), the last sentence of Section 9, Sections 11, 12.1, the second sentence of Section 12.3, Section 12.4(f), Sections 20, 29.2(a), (c), and 33 shall mean only "Prime Landlord". With respect to "Tenant's" termination rights in Sections 7.4, 11.1, 11.2, and 24.1, Subtenant shall exercise such termination rights only with the prior written consent of Sublandlord, which consent shall not be unreasonably withheld, conditioned or delayed. For purposes of Section 12.4(e), the Standard Industrial Classification No. for the Premises is 2834. Section 16 is included in this Sublease only for the purpose of notices to Prime Landlord.

             3.03 The rights of Prime Landlord under the Prime Lease may be enforced by, and are for the benefit of, both Sublandlord and Prime Landlord. Subtenant shall neither do nor permit anything to be done which would cause the Prime Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in Prime Landlord under the Prime Lease. Any other provision of the Prime Lease or this Sublease to the contrary notwithstanding, Subtenant shall not be responsible for (i) the obligation to pay to Prime Landlord the Original Base Rent, the real estate taxes, common area expenses and insurance as described in Paragraph 8 of the Prime Lease or any other charges reserved and covenanted to be paid by "Tenant" as "rent" or "additional rent" under the Prime Lease, (ii) any obligations of "Tenant" wherever expressed in the Prime Lease to the extent that they relate to the removal of improvements, alterations and additions to the Premises constructed and installed by Prime Landlord or Sublandlord at or prior to the Commencement Date of this Sublease, (iii) any obligations of "Tenant" wherever expressed in the Prime Lease relating to the indemnification of Prime Landlord with respect to any loss, damage, liability, obligation, cost or expense arising as a result of an act or omission that occurred prior to the Commencement Date of this Sublease or arising as a result of a negligent act or omission of Sublandlord, its agents, employees, contractors or invitees not related to the maintenance or repair of the Subleased Premises, (iv) any obligations of "Tenant" wherever expressed in the Prime Lease to the extent relating to the removal of an alteration or other installation existing on the Commencement Date of this Sublease and (v) any obligations of "Tenant" under the Prime Lease relating to any space other than the Premises or arising after the date of expiration of the Term (defined herein) of this Sublease (all of which obligations expressed in clauses (i) through (v) above shall be and remain the responsibility of Sublandlord). In the event that any term or provision of the Prime Lease is inconsistent or conflicts with any term or provision of this Sublease, the terms and provisions of the Prime Lease shall control, except to the extent expressly provided herein.

             3.04 With respect to any obligation of Subtenant to be performed under this Sublease, (i) wherever the Prime Lease grants to Sublandlord a specified number of days to perform its obligations under the Prime Lease, Subtenant shall have three (3) fewer days to perform the obligation, including, without limitation, curing any defaults (provided, however, that if any cure period provides for three (3) days or less to perform, Subtenant shall have two
(2) business days to perform); and (ii) with respect to any approval required to be obtained from the "Landlord" under the Prime Lease, such consent must be obtained from both the Prime Landlord and Sublandlord, and the approval of Sublandlord may be withheld if the Prime Landlord's consent is not obtained.

        4.   Sublease of Premises.
             --------------------

             4.01 For the Term and upon the terms, covenants and conditions herein set forth, Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, the Premises. During the Term of this Sublease, but under and subject to the terms, covenants and conditions of the Prime Lease, Subtenant shall have the right to use, together with the other tenants of the Building, the common public areas and facilities of the Building, including, without limitation, the elevators providing access to the Premises and the parking facilities, and to receive and enjoy the benefit of the services and utilities required to be provided by Prime Landlord under the Prime Lease, but only to the extent that the same pertain to the Premises.

             4.02 Subtenant shall have the right to use the pro rata number of parking spaces allocable to the Premises (calculated on the basis of the measurement method then used by Prime Landlord and Sublandlord under the Prime Lease for such purposes).

        5.   Sublease Term.
             -------------

             5.01   Term. The term of this Sublease (including any renewals or
                    ----
extensions thereof, "Term") shall commence on the later of (i) December 15, 2000 and (ii) the date of Prime Landlord's written consent to this Sublease (the "Commencement Date") and, unless extended or sooner terminated as herein provided, end on March 31, 2007 ("Expiration Date").

             5.02   Extension of Term. In the event Sublandlord, in its sole and
                    -----------------
absolute discretion, extends the term of the Prime Lease as therein provided and, in its sole and absolute discretion, desires to continue to sublet the Premises during such extended term, then, so long as Subtenant has not been in default, beyond applicable notice and cure periods, during the Term of this Sublease, Sublandlord shall so notify Subtenant promptly, and the Term of this Sublease, upon Subtenant's written notice to Sublandlord within five (5) business days after receipt of Sublandlord's notice, shall be extended coterminous with the extended term(s) of the Prime Lease and upon the same terms and conditions as herein expressed except for Basic Rent (defined herein). Basic Rent for any extension Term shall be the higher of: (i) the then current Fair Market Rental Value (defined herein) of the Premises in its then condition; or
(ii) the rate of the Basic Rent to be paid by Sublandlord to Prime Landlord for the extension term at issue under the Prime Lease, calculated to reflect only the premises then constituting the Premises. If Subtenant does not provide a written notice of its election to extend within the five (5)- business day period, Subtenant shall be deemed to have elected not to extend the term of this Sublease, thereafter Sublandlord shall be free to sublease the Premises to a third party or to not sublease the Premises at all, and the Term of this Sublease shall expire on the Expiration Date or earlier termination hereof. If Subtenant timely elects to extend the Term, within thirty (30) days after Subtenant notifies Sublandlord of its election to extend the Term, Sublandlord shall notify Subtenant in writing of Sublandlord's reasonable determination of the Basic Rent for the Premises during such extended Term, which amount shall be based on the market rate. Such amount shall be the "Fair Market Rental Value" unless Subtenant objects to Sublandlord's determination within fifteen (15) days from Subtenant's receipt of Sublandlord's notice that Subtenant does not agree with Sublandlord's determination, in which case the phrase "Fair Market Rental Value" shall mean the then prevailing market rate for base minimum rental, calculated on a per square foot basis for leases covering buildings comparable to the Building (as adjusted for any variances between such buildings and the Building) located in the Cranbury, New Jersey metropolitan area (hereinafter referred to as the "Market Area") as determined by the following appraisal procedure:

        In the event that Subtenant notifies Sublandlord that Subtenant disagrees with Sublandlord's determination of the Fair Market Rental Value for the extension Term, then Subtenant shall specify, in such notice to Sublandlord, Subtenant's selection of a real estate appraiser who shall act on Subtenant's behalf in determining the Fair

        Market Rental Value. Within twenty (20) days after Sublandlord's receipt of Subtenant's selection of a real estate appraiser, Sublandlord, by written notice to Subtenant, shall designate a real estate appraiser, who shall act on Sublandlord's behalf in the determination of the Fair Market Rental Value. Within twenty (20) days of the selection of Sublandlord's appraiser, the two (2) appraisers shall render a joint written determination of the Fair Market Rental Value, which determination shall take into consideration any differences between the Building and those buildings comparable to the Building located in the Market Area, including without limitation age, location, setting and type of building. If the two (2) appraisers are unable to agree upon a joint written determination within said twenty (20) day period, the two appraisers shall select a third appraiser within such twenty
        (20) period. Within twenty (20) days after the appointment of the third appraiser, the third appraiser shall render a written determination of the Fair Market Rental Value. The average of the three determinations shall be the final and conclusive Fair Market Rental Value, provided, that if the low appraisal and/or the high appraisal is/are more than ten percent (10%) lower and/or higher than the middle appraisal, the low appraisal and/or the high appraisal shall be disregarded. If only one appraisal is disregarded, the remaining two appraisals shall be added together and their total divided by two; the resulting quotient shall be the Fair Market Rental Value. If both the low appraisal and the high appraisal are disregarded as stated in this Section, the middle appraisal shall be the Fair Market Rental Value. All appraisers selected in accordance with this Section shall have at least ten (10) years prior experience in the commercial leasing market of the Market Area, shall be members of the American Institute of Real Estate Appraisers or similar professional organization and shall not have worked in any previous capacity for Sublandlord or Subtenant. If either Sublandlord or Subtenant fails or refuses to select an appraiser, the other appraiser shall alone determine the Fair Market Rental Value. Sublandlord and Subtenant agree that they shall be bound by the determination of Fair Market Rental Value pursuant to this Section. Sublandlord shall bear the fee and expenses of its appraiser; Subtenant shall bear the fee and expense of its appraiser; and Sublandlord and Subtenant shall share equally the fee and expenses of the third appraiser, if any. Upon the determination of the Fair Market Rental Value for any extension term, the parties promptly shall execute an amendment to this Sublease setting forth the Fair Market Rental Value. Notwithstanding anything to the contrary contained in this Sublease, in no event shall the Fair Market Rental Value for any extension term be less than the Base Rent payable by Sublandlord to Prime Landlord for such extension term pursuant to Section 41 of the Prime Lease.

        6.   Access to Premises. Subtenant and its agents, employees and
             ------------------
business invitees shall have the right to use the elevator lobbies and common hallways of the Building 24 hours per day, 7 days per week in accordance with the Prime Lease and Prime Landlord's rules and regulations, for the sole purpose of obtaining ingress to and egress from the Premises. Subject to the Prime Lease,

Subtenant and its agents, employees and business invitees also shall have the right to use the common area lavatory facilities of the Building. Subject to the provisions of the Prime Lease, Subtenant and its agents, employees and business invitees shall have the right to use the loading dock, if any.

        7.   Rent.
             ----

             7.01   Basic Rent. Subtenant shall pay Sublandlord annual basic
                    ----------
rent ("Basic Rent") equal to $1,021,474.90 during the first year of the Term, payable in equal monthly installments of $85,122.96 each. On the first day of the second and each subsequent year during the Term, Basic Rent shall be increased by three percent (3%). Basic Rent shall be paid in advance, on the first day of each month at the office of Sublandlord or such other place as Sublandlord may designate, without any set off, counterclaim or deduction whatsoever. During any extended Term of this Sublease, Subtenant shall pay Sublandlord Basic Rent as calculated in accordance with Section 5.02 above. If the Commencement Date should occur on a day other than the first day of a calendar month, or if this Sublease shall expire or terminate on a day other than the last day of a calendar month, then the Basic Rent for such fractional month shall be prorated on a daily basis based upon a thirty (30) day calendar month.

             7.02   INTENTIONALLY OMITTED.

             7.03   Additional Rent. In addition to the Basic Rent, Subtenant
                    ---------------
shall also pay to Sublandlord as additional rent, (i) Tenant's proportionate share of the Common Area Expenses as provided in Section 8.1 of the Prime Lease,
(ii) Tenant's proportionate share of the real estate taxes as provided in
Section 8.2 of the Prime Lease, (iii) all charges for separately metered utilities consumed by Subtenant within the Premises and (iv) all other charges of every kind and nature arising under the Prime Lease in connection with Subtenant's use of the Premises. All monies required to be paid by Subtenant under this Sublease, excluding Basic Rent, shall be deemed additional rent ("Additional Rent"). Basic Rent and Additional Rent hereinafter collectively shall be referred to as "Rent."

        8.   Sublandlord Access; Security Deposit.
             ------------------------------------

             8.01   Subtenant Access. Sublandlord understands that confidential
                    ----------------
information will be stored in the Premises and, therefore, Subtenant will not permit any unauthorized persons or authorized persons unattended into the Premises. Subject to the foregoing sentence, Sublandlord shall have the right to enter the Premises pursuant to the provisions of Section 13 of the Prime Lease.

             8.02   Letter of Credit.
                    ----------------

             (a) Form of Letter of Credit. Not later than one (1) business day after receipt of Prime Landlord's written consent to this Sublease, Subtenant shall deliver to Sublandlord an unconditional, clean and irrevocable letter of credit in the amount of $750,000.00, which letter of credit shall be issued by a money-center bank (a bank which accepts deposits, maintains accounts, has a local office which will negotiate a letter of credit, and whose deposits are insured by the FDIC) reasonably acceptable to Sublandlord, shall be for a term continuing through the last day of the thirty (30)- day period following the Expiration Date (or shall contain an "evergreen" provision which provides that it automatically is renewed on an annual basis unless the issuer delivers thirty (30) days' prior written notice to Sublandlord and Subtenant), shall permit partial draws, shall provide that draws thereunder will be honored upon receipt by issuer of a written statement signed by Sublandlord or its authorized agent stating that Sublandlord is entitled to draw down on the letter of credit, shall be freely transferable and shall be in a form and content reasonably acceptable to Sublandlord. Such letter of credit, together with any other renewal or replacement letters of credit delivered or to be delivered by Subtenant hereunder shall be referred to collectively herein as the "LC". The LC shall provide for thirty (30) days' prior written notice to Sublandlord of cancellation or material change thereof. In the event of any non-extension of the LC (if the term of the LC is for a period shorter than the Term of this Lease), Sublandlord shall be entitled to present its written demand for payment of the entire face amount of the LC, and the funds so obtained shall be held as a cash security deposit ("Cash Security Deposit") under this Sublease. Subtenant shall pay all expenses, points and/or fees incurred by Subtenant in obtaining the LC. Additionally, upon a proposed sale or other transfer of Sublandlord's interest in the Premises, the Prime Lease or this Sublease (including consolidations, mergers or other entity changes), Subtenant, at its sole cost and expense and upon ten (10) business days' notice, shall, concurrent with Sublandlord's delivery to Subtenant of the then outstanding LC, deliver to any such transferee, successor or assign a replacement LC on identical terms (except for the stated beneficiary) from the same issuer or another bank acceptable to Sublandlord, in Sublandlord's sole but reasonable discretion, naming the new Sublandlord as the beneficiary thereof. The LC shall not be mortgaged, assigned or encumbered in any manner whatsoever by Subtenant without Sublandlord's prior written consent, which may be withheld in Sublandlord's sole discretion.

             (b)    Application of LC. If Subtenant defaults (following any
                    -----------------
notice and applicable cure periods, it being understood that no notice of a default by Subtenant hereunder need be given by Sublandlord to Subtenant if Subtenant is the subject of a bankruptcy proceeding) with respect to any provision of this Sublease, including, but not limited to, provisions relating to the payment of Rent, Sublandlord may, but shall not be required to, draw down upon the LC or any Cash Security Deposit, but only to the extent necessary for payment of any Rent or other sum in default, or for the payment of any amount that Sublandlord may spend or may become obligated to spend by reason of Subtenant's default or to compensate Sublandlord for any loss or damage which Sublandlord has suffered thereby. The use, application or retention of the LC or Cash Security Deposit, or any portion thereof, by Sublandlord shall not prevent Sublandlord from exercising any other right or remedy provided by this Sublease or by law or in equity, it being intended that Sublandlord shall not first be required to proceed against the LC or the Cash Security Deposit, and the LC and any Cash Security Deposit shall not operate as a limitation on any recovery to which Sublandlord otherwise may be entitled. If any portion of the Cash Security Deposit is used by Sublandlord, upon demand Subtenant shall deposit cash with Sublandlord in an amount sufficient to restore the Cash Security Deposit or the Cash Portion to the amount required hereunder. If any portion of the LC is drawn upon, Subtenant, within five

(5) days after written demand therefor, shall either (i) deposit cash with Sublandlord (which cash shall be retained by Sublandlord as the Cash Security Deposit) in an amount sufficient to cause the sum of the additional cash and the LC to be equivalent to the amount of the LC required hereunder; or (ii) reinstate the LC to the amount required under this Lease, and if any portion of the LC again is used or applied, Subtenant shall, within five (5) days after written demand therefor, deposit cash with Sublandlord (which cash shall be retained by Sublandlord as the Cash Security Deposit) in an amount sufficient to restore the total of the Cash Security Deposit and the LC to the amount required under this Sublease. Subtenant's failure to restore the Cash Security Deposit or the LC as required hereunder shall be a material default under this Sublease.

             (c) Return. Except as otherwise provided herein, if Subtenant shall pay all Rent and observe and perform all of the terms, covenants, and conditions of this Sublease during the term and all extensions and renewals thereof, Sublandlord shall return any Cash Security Deposit to Subtenant, without interest, and return the LC to Subtenant, or so much of the Cash Security Deposit and any balance of the LC as is not required to cure any default of Subtenant, within two (2) business days after Subtenant surrenders the Premises in the condition required by this Sublease.

             (d)    Reduction in LC. If Subtenant has not been in default,
                    ---------------
beyond applicable notice and cure periods, under this Sublease at any time during the Term, then, commencing on the first anniversary of the Commencement Date and on each of the next five (5) anniversaries thereafter, the LC shall be reduced by the sum of $100,000.00 per year, provided, however, that in no event shall the LC amount be reduced below the sum of $250,000.00. Any reduction may be accomplished by either a replacement LC ("Replacement LC") meeting all of the requirements for the original LC as set forth in this Section, or by an amendment to the original LC.

        Notwithstanding anything to the contrary contained in this Subsection F, if, at any time after Sublandlord has accepted an amended or Replacement LC in the permitted reduced amount, Subtenant is in default, beyond applicable notice and cure periods, under this Sublease, Sublandlord shall have the right to require Subtenant, within ten (10) days after receipt of Sublandlord's demand therefor, to replace the amended or Replacement LC with a new letter of credit in the amount of the original LC, and otherwise in accordance with all of the requirements of Section 8.03(a) above.

             (e) Extension Term. If Subtenant is entitled to, and properly does, elect to extend the Term, Sublandlord shall be entitled to hold the LC in the amount held by Sublandlord during the last month of the initial Term for the entire balance of the extended term, without any further reduction.

        9.   Use.  Subtenant shall use and occupy the Premises for the permitted
             ---
uses as set forth in Section 6 of the Prime Lease.

        10.  Insurance.
             ---------

             10.01 Notwithstanding anything herein to the contrary, to the extent that either party is required by the provisions of the Prime Lease to carry property insurance, each party hereto hereby releases the other party, its directors, officers, agents, employees and servants to the extent of the releasing party's actual recovery under its property insurance policies, from any and all liability or responsibility to it or anyone claiming by, through or under it or them by way of subrogation or otherwise, for any loss or damage which may be inflicted upon the property of such party, notwithstanding that such loss or damage shall have arisen out of the negligent or intentionally tortious act or omission of the other party, its agents or employees.

             10.02 Each insurance policy that either party is required or authorized to carry hereunder shall contain a clause that the release provided herein shall not affect the policy. Each insurance policy that either party is required to carry hereunder shall contain a waiver of any right of subrogation against the other party. Sublandlord and Subtenant hereby waive any right of subrogation against each other on behalf of any and all insurers providing insurance required by the terms hereof.

             10.03. Subtenant's Insurance.  Subtenant shall carry the insurance
                    ---------------------
required by Section 8.5 of the Prime Lease together with fire and extended coverage insurance on the Tenant Improvements and Subtenant's personal property, alterations and improvements to the Premises.

        11.  Hold Harmless.
             -------------

             11.01  In addition to the indemnifications set forth in Section
12.3 and 29.1 of the Prime Lease, and except to the extent caused by the gross negligence or willful misconduct of Sublandlord, Subtenant shall indemnify, protect, defend with counsel reasonably acceptable to Sublandlord and hold harmless Sublandlord from and against any and all claims, liabilities, judgments, causes of action, damages, costs and expenses (including, without being limited to, attorneys' and experts' fees and expenses), caused by or arising in connection with caused by or arising in connection with: (i) a breach of Subtenant's obligations under this Sublease; or (ii) a breach of Subtenant's obligations under the Prime Lease to the extent assumed by Subtenant pursuant to this Sublease.

             11.02 Except to the extent caused by the negligence or willful misconduct of Subtenant, Sublandlord shall indemnify, protect, defend with counsel reasonably acceptable to Subtenant and hold harmless Subtenant from and against any and all claims, liabilities, judgments, causes of action, damages, costs and expenses (including, without being limited to, attorneys' and experts' fees and expenses), caused by or arising in connection with a breach of Sublandlord's obligations under the Prime Lease not assumed by Subtenant pursuant to this Sublease.

        12.  Condition of Premises. Subtenant hereby subleases the Premises, and
             ---------------------
accepts them "as is - where is" in their present condition, and Sublandlord shall have no obligation whatsoever to make or pay the cost of any alterations, improvements or repairs to the Subleased Premises, including, without limitation, any improvement or repair required to comply with any law, regulation, building code or ordinance (including, without limitation, the Americans With Disabilities Act of 1990 ("ADA"). Subtenant shall look solely to the Prime Landlord for performance of any repairs required to be performed by Prime Landlord under the terms of the Prime Lease. Subject to having obtained Prime Landlord's prior written consent, Sublandlord shall use commercially reasonable efforts to provide Subtenant access to the Premises prior to the Commencement Date for Subtenant to install furniture, fixtures, office and telecommunications equipment and other items necessary for Subtenant to conduct its business.

        13.  Services. Where in the Prime Lease there are duties and obligations
             --------
owed by Prime Landlord to Sublandlord that are necessary for the proper use and enjoyment of the Premises by Subtenant under this Sublease, Sublandlord's sole obligation shall be to request the services in writing from Prime Landlord as and when requested to do so by Subtenant, and to use Sublandlord's commercially reasonable good faith efforts (without requiring Sublandlord to spend more than a nominal sum) to obtain the Prime Landlord's performance. The only services or rights to which Subtenant is entitled hereunder are those to which Sublandlord is entitled under the Prime Lease. Notwithstanding the foregoing, if Prime Landlord shall default in any of its obligations to Sublandlord with respect to the Premises, Subtenant shall be entitled to participate with Sublandlord in the enforcement of Sublandlord's rights against Prime Landlord. If, after written request from Subtenant, Sublandlord shall fail or refuse to take appropriate action for the enforcement of Sublandlord's rights against Prime Landlord with respect to the Premises within a reasonable period of time considering the nature of Prime Landlord's default, Subtenant shall have the right to take such action in its own name ("Action"), and for that purpose and only to such extent, all of the rights of Sublandlord under the Prime Lease hereby are conferred upon and assigned to Subtenant and Subtenant hereby is subrogated to such rights to the extent that the same shall apply to the Premises. If any such Action against Prime Landlord in Subtenant's name shall be barred by reason of lack of privity, nonassignability or otherwise, Subtenant may take such Action in Sublandlord's name; provided that Subtenant has obtained the prior written consent of Sublandlord, which consent shall not be unreasonably withheld, and, provided further, that Subtenant shall indemnify, protect, defend by counsel reasonably acceptable to Sublandlord and hold Sublandlord harmless from and against any and all liability, loss, claims, demands, suits, penalties or damage (including, without being limited to, attorneys' and experts' fees and expenses) which Sublandlord may incur or suffer by reason of such Action. Subject to having obtained Prime Landlord's prior written consent, Sublandlord shall permit Subtenant the right to deal directly with Prime Landlord with respect to any rights of Sublandlord as Tenant under the Prime Lease which are exercisable with respect to the Premises, the conduct or manner of conduct of Subtenant's or Prime Landlord's activities therein or work to be performed or services to be rendered therein or thereto by Prime Landlord; it being the intent of the parties hereto that Subtenant may exercise such rights as are reasonably necessary or desirable to permit Subtenant to use and occupy the Premises on a regular basis as contemplated in this Sublease, and not otherwise.

        14.  Subletting and Assignment. Except in accordance with the provisions
             -------------------------
of Section 10
of the Prime Lease, Subtenant shall not assign this Sublease or sublet all or a portion of the Premises without Sublandlord's prior consent and, the extent required under the Prime Lease, the prior consent of Prime Landlord. In the event Subtenant enters into an approved sublease, all profits resulting therefrom (net of any and all actual and reasonable brokerage commissions, legal fees and alterations costs incurred by Subtenant in connection therewith) shall be divided evenly between Sublandlord and Subtenant.

        15.  Approvals and Consents. If Sublandlord's consent or approval of a
             ----------------------
request from Subtenant requires Sublandlord to obtain the consent or approval of Prime Landlord, then any consent or approval from Sublandlord is subject to receiving consent or approval from Prime Landlord and Sublandlord shall forward any such request in a timely manner.

        16.  Binding Effect. The provisions of this Sublease shall be binding
             --------------
upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns. This Sublease constitutes the entire agreement between the parties hereto and may not be modified except by an instrument in writing signed by the parties hereto.

        17.  Notices. Whenever it shall be necessary or desirable for either
             -------
party to this Sublease to serve any notice or demand on the other party, such notice or demand shall be served by certified mail, return receipt requested, by overnight courier (such as Federal Express), next day delivery, or telecopy, at the addresses set forth below or at such other address as shall be designated by the parties in accordance with this Section. Each party shall provide to the other copies of all notices received by each from Prime Landlord.

        If to Sublandlord:

             Advanced Medicine, Inc.
             901 Gateway Boulevard
             So. San Francisco, California 94080
             Attn: Vice President, Finance

        With copy to:

             General Counsel Associates LLP
             1891 Landings Drive
             Mountain View, California 94043
             Attn: Deborah C. Aikins, Esq.

        If to Subtenant:     At the Subleased Premises

        With copy to:

             Morgan, Lewis & Bockius LLP
             1701 Market Street
             Philadelphia, PA 19103-2921
             Attn: Edward J. Matey Jr., Esquire
             Telecopy: (215) 963-5299

        18.  Amendments.  No amendments shall be made to this Sublease without
             ----------
the prior written approval of Prime Landlord in accordance with the terms of the Prime Lease.

        19.  Counterparts.  This Sublease may be executed in counterparts, each
             ------------
of which, when taken together as a whole, shall constitute one (1) instrument.

        20.  Brokers. Sublandlord and Subtenant represent to each other that
             -------
neither party has dealt with any broker or other person who may be owed a commission in connection with the transactions contemplated by this Sublease other than BT Commercial, Newmark and The Staubach Company, whose commissions shall be paid by Sublandlord. Each party agrees to hold the other party harmless from and against all claims for brokerage commissions, finder's fees, or other compensation made by any other agent, broker, salesman or finder as a consequence of said party's actions or dealings with such agent, broker, salesman, or finder.

        21.  Condition Precedent. This Sublease and Sublandlord's and
             -------------------
Subtenant's obligations hereunder are conditioned upon obtaining the written consent of the Prime Landlord. If Sublandlord fails to obtain the Prime Landlord's consent within fourteen (14) days after the latest of the dates of execution of this Sublease by Sublandlord and Subtenant, then either Sublandlord or Subtenant may terminate this Sublease by giving the other written notice, and Sublandlord shall return to Subtenant all sums paid to Sublandlord in connection with Subtenant's execution hereof. The foregoing shall be Subtenant's sole remedy in the event Subtenant terminates this Sublease pursuant to this Section.

        22.  Right to Cure Defaults. If Subtenant fails to pay any sum of money
             ----------------------
to Sublandlord beyond any applicable notice and cure periods, or fails to perform any other act on its part to be performed hereunder beyond any applicable notice and cure periods, then Sublandlord may, but shall not be obligated to, make such payment or perform such act. All such sums paid, and all costs and expenses of performing any such act, shall be deemed Additional Rent payable by Subtenant to Sublandlord upon demand, together with interest thereon at the rate of twelve percent (12%) per annum from the date of the expenditure until repaid.

        23.  Improvements. No alteration or improvements shall be made to the
             ------------
Premises except in accordance with this Sublease and the provisions of Section 18 of the Prime Lease, and with the prior written consent of both Prime Landlord and Sublandlord, and with Sublandlord's consent not to be unreasonably withheld. Upon the expiration or earlier termination of this Sublease, Subtenant shall be responsible for removing any improvements installed in the Premises by Subtenant, and restoring the Subleased Premises to its condition as of the Commencement Date, unless Prime Landlord notifies Subtenant in writing that such improvements may remain.

        24.  Default. Subtenant's performance of each of its obligations under
             -------
this Sublease constitutes a condition as well as a covenant, and Subtenant's right to continue in possession of the Premises is conditioned upon such performance. In addition, Subtenant shall be in material default of its obligations under this Sublease if Subtenant is responsible for the occurrence of any of the events of default, beyond applicable notice and cure periods, set forth in Section 14.1 of the Prime Lease.

        25.  Remedies. In the event of any default by Subtenant under this
             --------
Sublease (including, without limitation, a default pursuant to Section 14.1 of the Prime Lease), Sublandlord shall have all remedies provided at law or in equity, including, without limitation, all rights pursuant to Sections 14.2 through 14.5 and Section 15 of the Prime Lease. Sublandlord may resort to its remedies cumulatively or in the alternative.

        26.  Surrender. On or before the Expiration Date (or the last day of any
             ---------
extended term, if applicable), Subtenant shall remove all of its trade fixtures and personal property and shall surrender the Premises to Sublandlord in the condition received, free of hazardous materials, reasonable wear and tear excepted and otherwise in accordance with the provisions of Section 27 of the Prime Lease. If the Premises are not so surrendered, then Subtenant shall be liable to Sublandlord for all reasonable and documented costs incurred by Sublandlord in returning the Premises to the required condition, plus interest thereon at rate of twelve percent (12%) per annum until such costs are paid in full. Subtenant shall indemnify, defend with counsel reasonably acceptable to Sublandlord, protect and hold harmless Sublandlord against any and all claims, liabilities, judgments, causes of action, damages, costs, and expenses (including attorneys' and experts' fees and costs) in connection with its failure to timely surrender the Premises in the condition required by this Sublease, including, without limitation, any claim made by any succeeding subtenant founded on or resulting from such failure to surrender, together with reasonable attorneys' fees and costs.

        27.  Signage. Subtenant shall have the right to install the signage
             -------
permitted by Section 9 of the Prime Lease in accordance with the provisions thereof, provided, however, that Subtenant shall be responsible for all costs and expenses incurred in connection with the removal of Sublandlord's existing signage, if any.

        28.  Personal Property; Library.
             --------------------------

             28.01 INTENTIONALLY OMITTED. 28.02 Access to Room 165. Sublandlord and Subtenant acknowledge further that personal property ("Personal Property ") remains in the Premises which was not acquired as set forth in Section 28.01. In addition, the parties acknowledge that Sublandlord will need to have access to and maintain the library currently housed in Room 165 in the Premises until the library is sold to a third party. Sublandlord shall have the right to access and maintain the library for a period of up to six (6) months following the Commencement Date. In consideration for such access and maintenance of Room 165, Sublandlord shall transfer title to the Personal Property to Subtenant at no additional cost. Subtenant shall take delivery of the Personal Property in its "as is, where is" condition, and Sublandlord shall have no obligation to repair or replace any item of Personal Property. Sublandlord makes no representation or warranty of any kind with respect to the Personal Property, including, without limitation, the condition or fitness of the Personal Property for Subtenant's proposed or actual use thereof; provided, however, that Sublandlord is conveying title to the Personal Property free and clear of liens and encumbrances. The conveyance of the Personal Property to Subtenant shall be made pursuant to the bill of sale ("Bill of Sale") attached hereto as Exhibit C and incorporated by reference herein, which Bill of Sale shall be executed by Sublandlord and Subtenant and delivered by Sublandlord to Subtenant on the Commencement Date.

             28.03 Organic Peroxide. Subtenant also acknowledges that a quantity of organic peroxide currently is located in Room 165 and cannot be removed until the first week of January, 2001. Sublandlord shall be obligated to remove the organic peroxide from Room 165 as soon as reasonably possible, and Sublandlord shall be solely responsible for such removal.

        29.  No Offer. Submission of this instrument for examination or
             --------
signature by Subtenant does not constitute a reservation of, option for or option to sublease, and it is not effective as a sublease or otherwise until, subject to the provisions of Paragraph 21 above, execution and delivery by both Sublandlord and Subtenant.

        IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease as of the date first above written.

                                      SUBLANDLORD:

Witness:                              Advanced Medicine, Inc.,
                                      a Delaware corporation


_________________________             By: /s/ Marty Glick
                                          ---------------
                                          Name:  Marty Glick
                                          Title: Executive VP and CFO

                                      SUBTENANT:

Witness:                              3 Dimensional Pharmaceuticals, Inc.,
                                      a Delaware corporation



/s/ Scott Horvitz                     By: /s/ David U'Prichard
-------------------------                 --------------------
                                          Name:  David U'Prichard
                                          Title: CEO

                                   EXHIBIT A
                                   ---------

                             [Copy of Prime Lease]

                                   EXHIBIT B
                                   ---------

                           [Description of Premises]

                                   EXHIBIT C
                                   ---------

                                 BILL OF SALE

        For the consideration received and other good and valuable consideration, the receipt of which is hereby acknowledged, ADVANCED MEDICINE, INC., a Delaware corporation ("Seller"), does hereby sell, transfer, and convey to 3 DIMENSIONAL PHARMACEUTICALS, INC., a _____________ corporation ("Buyer"), the personal property owned by Seller and listed on Exhibit A attached hereto and made a part hereof ("Personal Property"), as such Personal Property is more particularly described in Exhibit A.

        Buyer and Seller acknowledge that Buyer and Seller have entered that certain sublease with respect to the premises located at 8 Cedar Brook Drive, Cranbury, New Jersey, dated as of _________ ("Sublease"). Not later than the Commencement Date of the Sublease, Seller shall deliver to Buyer a fully executed Bill of Sale and the Personal Property.

        Buyer acknowledges that Seller is selling and Buyer is buying the Personal Property on an "as is with all faults" basis, and that Buyer is not relying on any representations or warranties of any kind whatsoever, express or implied, except as expressly set forth herein, including, without limitation, any implied warranties as to merchantability or fitness for a particular purpose.

        Seller does represent and warrant to Buyer, however, that, to the best of Seller's knowledge, Seller is conveying title to the Personal Property to Buyer free and clear of any liens or encumbrances. Buyer shall take delivery of the Personal Property in its "as-is, where-is" condition. Seller shall have no obligation to repair or replace any item of Personal Property.

        Buyer shall indemnify, defend with counsel reasonably acceptable to Seller, protect and hold harmless Seller from and against any and all liabilities, judgments, causes of action, damages, costs and expenses (including, without limitation, reasonable attorneys' and experts' fees), caused by or arising in connection with the condition or use by Buyer of the Personal Property from and after the date of delivery of the Personal Property by Seller to Buyer.

        This Bill of Sale shall be governed by and construed in accordance with the laws of the State of New Jersey. Any waiver by either party of any breach of any term or condition of this Bill of Sale shall not operate as a waiver of any other breach of such term or condition or of any other term or condition nor shall any failure to enforce such provision hereof operate as a waiver of such provision or of any other provision hereof, nor constitute nor be deemed as a waiver or release of any other party for anything arising out of, connected with or based upon this Bill of Sale. In the event of any litigation involving the parties arising out of this Bill of Sale, the prevailing party shall be entitled to recover from the other party such attorneys' fees and costs as may reasonably be incurred, as awarded by the court hearing the matter.

        This Bill of Sale may be executed in two or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

        Dated this _____day of ______________, 2000.



SELLER:                  Advanced Medicine, Inc.,
                         a Delaware corporation

                         By:___________________________________

                         Its: _________________________________


BUYER:                   3 Dimensional Pharmaceuticals, Inc.,
                         a ________ corporation

                         By: __________________________________

                         Its: _________________________________